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Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Form S-1 of our report for the year ended December 31, 1996 dated April 10, 1997 relating to the audit of Saf T Lok, Incorporated and to the reference to our Firm under the caption "Experts", to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission on February 13, 1998 or as soon thereafter as is reasonably practicable.


                                /s/ Weinberg & Company, P.A.
                                ----------------------------
                                WEINBERG & COMPANY, P.A.
                                F/K/A WEINBERG, PERSHES & COMPANY, P.A.


Boca Raton, Florida
February 13, 1998